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                                                                   Exhibit 5.1
                                                                       Opinion



                               February 16, 1996




Matewan BancShares, Inc.
250 East Second Avenue
P. O. Box 100
Williamson, WV   25661

          Re: 690,000 Shares of Cumulative Convertible Preferred Stock, Series A, of Matewan BancShares, Inc., $1.00 Par Value Per Share

Gentlemen:

          We have acted as counsel to Matewan BancShares, Inc., a Delaware corporation ("Matewan"), with respect to its proposed issuance of up to 690,000 shares of its Cumulative Convertible Preferred Stock, Series A, par value $1.00 per share (the "Shares"). Of the Shares, 600,000 shares are being offered in a firm commitment underwriting by Wheat First Butcher Singer (the
"Underwriter"). In addition, Matewan has granted to the Underwriter an option, exercisable for thirty days from the date hereof, to purchase up to an additional 90,000 of the Shares at the offering price less the underwriting discount, for the purpose of covering over-allotments, if any. The offering of the Shares is the subject of a Form S-1 Registration Statement filed with the Securities and Exchange Commission by Matewan (the "Registration Statement").

          We have examined originals, or copies certified to our satisfaction, of such corporate records, agreements and other instruments of Matewan, certificates of public officials or of officers of Matewan, and such other documents as we have deemed necessary in rendering the opinions expressed herein.

          Based upon the foregoing, we are of the opinion that Matewan has been duly incorporated and in good standing under the laws of the State of Delaware, and that the Shares, when issued and sold as provided in the Registration Statement, will be duly and validly issued shares of Matewan, fully paid and non-assessable.
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Matewan BancShares, Inc.
February 16, 1996
Page 2


          We hereby consent to the inclusion of this opinion as an Exhibit to the Registration Statement and all amendments thereto, and to the references therein to Jackson & Kelly and its opinions.

                                    Very truly yours,

                                    JACKSON & KELLY



                                    By /s/ Charles D. Dunbar
                                       -----------------------------
                                       Charles D. Dunbar, Partner